Exhibit 99.1

DATALINK REPORTS 2009 FOURTH QUARTER AND FULL YEAR OPERATING RESULTS

Fourth Quarter Revenue Up Nearly 8 Percent Year-Over-Year and More Than 21 Percent Sequentially

CHANHASSEN, Minn., March 10, 2010 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and year ended December 31, 2009.

For the fourth quarter, revenues were $51.8 million compared to $48.2 million for the prior-year period.   Revenues for the full year were $178.1 million compared to $195.6 million for the prior year.  Datalink’s results for the 2009 fourth quarter and full year include $4.4 million of revenues from the value added reseller business of Incentra, LLC, which the company acquired on December 17, 2009.

GAAP Results

On a GAAP basis, the company reported a net loss of $158,000, or $0.01 per diluted share, for the fourth quarter ended December 31, 2009.  This compares to net earnings of $843,000, or $0.07 per diluted share, in the fourth quarter of 2008.   For the year ended December 31, 2009, the company reported a net loss of $555,000, or $0.04 per diluted share, compared to net earnings of $3.4 million, or $0.27 per diluted share, for the year ended December 31, 2008.  Included in the 2009 results was a $624,000, or $0.03 per share, charge for cash and non-cash items related to the severance agreement with Datalink’s former President and CEO.  Excluding the third quarter charge, 2009 net earnings would have totalled $69,000.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2009 were $1.3 million, or $0.10 per diluted share, compared to non-GAAP net earnings of $1.1 million, or $0.09 per diluted share, in the fourth quarter of 2008.  For the year ended December 31, 2009, the company reported non-GAAP net earnings of $1.8 million, or $0.14 per diluted share, compared to non-GAAP net earnings of $4.5 million, or $0.36 per diluted share, for 2008.  Included in the 2009 results was a $329,000, or $0.02 per share, charge for cash items related to the severance agreement with Datalink’s former President and CEO.  Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the Incentra VAR Business acquisition to deferred revenue, acquisition and transition costs related to the acquisition,  stock-based compensation expense, amortization of acquisition related intangible assets, and the related effects on income taxes.  A detailed reconciliation between GAAP and non-GAAP information is found at the end of this press release.

Paul Lidsky, Datalink’s President and CEO, commented, “Despite a challenging economic environment, we are very pleased with our performance in the fourth quarter and our accomplishments in 2009.  Fourth quarter revenue of $51.8 million was up on both a year-over-year and sequential basis.  Additionally our backlog was up over 39 percent from the prior year.  While net earnings, on a non-GAAP basis, exceeded the guidance we had provided last quarter, GAAP net earnings came in slightly below the guidance range as a result of the transaction and integration costs associated with the acquisition of Incentra’s reseller business.  We will complete the organization and back office integration of Incentra within the next couple of weeks and will continue to work to extract the synergies of our combined business.”

“While a sluggish economy dampened demand throughout 2009 and delayed the start of larger project implementations, we focused on positioning the company for future growth and success,” continued Lidsky.  “Our efforts culminated with the completion of the acquisitions of Cross Telecom’s networking business and the reseller business of Incentra.  Through these acquisitions we have positioned Datalink as a national solution provider expanding our footprint into 32 markets with more than 2,500 customers and while significantly expanding our skill sets related to storage, networking and enterprise computing.”

In 2009, Datalink continued investments in its data center strategy. The company’s strong legacy of storage solutions and expanded expertise in networking and computing combined with its keen focus and expertise in virtualization will help customers build next generation data centers.  Focusing on our customer centric approach and offering a robust set of product solutions and services continues to be the cornerstone of the business.   Through our acquisitions in 2009, the company has strengthened its ability to provide customers with solutions that span the data center.  Datalink can now deliver solutions that solve the complexities of a virtualized data center, which in the long-run delivers increased productivity and efficiency for its customers’ IT operations.  Over time, Datalink believes that this comprehensive solution set will result in expanded relationships with current clients as well as the addition of new clients.

“In summary, we are pleased with the company’s stability during the recent economic turbulence and our ability to remain focused on growth opportunities including acquisitions and continued expansion of our sales and field engineering organizations.  As we enter 2010, our focus remains on expanding our wallet share with our current customer base, expanding our market share with new customer acquisition, increasing productivity and profitability, and continuing to leverage and actively market our specialization in designing and implementing next generation data centers.  At the end of the first quarter we will have completed the organization and back office integration of the Incentra business and will continue to work to extract all operational synergies from the acquisition as we move forward.  We look forward to continued growth and progress throughout the new year,” concluded Lidsky.

Outlook

The company ended the fourth quarter of 2009 with a record backlog of $46 million.  This backlog includes approximately $9 million carried over from the Incentra VAR Business acquisition in December 2009. Based on this backlog and the current business environment, the company expects revenues to be between $62 million and $66 million for the first quarter of 2010.  Datalink’s first quarter expenses typically increase due to payroll taxes, accounting for employee benefits and audit related costs. In addition, the company expects to incur some transition expenses associated with the Incentra acquisition, through the end of the quarter.  As a result of the sequentially higher expenses and transition costs applied to the forecasted range of revenues for the quarter, the company expects a net loss per diluted share in the first quarter of 2010 to be between $0.08 and $0.04 per diluted share on a GAAP basis, and a net loss of between $0.02 and net earnings of $0.02 per diluted share on a non-GAAP basis.  This compares to revenues of $39.9 million with a GAAP loss of $0.05 per diluted share and a non-GAAP loss of $0.02 per diluted share in the first quarter of 2009.

Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the Incentra VAR Business acquisition to deferred revenue, acquisition and transition costs related to the acquisition,  stock-based compensation expense, amortization of acquisition related intangible assets, and the related effects on income taxes.  The company estimates this total effect will be approximately $.06 per diluted share for the first quarter of 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialling (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (59383464). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A data center infrastructure solutions and services provider, Datalink helps organizations leverage and protect their IT investments.  The company’s solutions and services span the data center stack of storage, server and network with specializations in advanced networking, virtualization and data protection.  Serving the Fortune 500 and mid-tier enterprises from analysis and design to implementation, management, and support, Datalink is focused on maximizing the business value of IT. For more information about Datalink services, contact Datalink at (800) 448-6314, or visit Datalink online at www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2009 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that our recent acquisition of Cross Telecom assets will increase our revenues or profits.  We also cannot assure that in conjunction with our recent acquisition of certain assets and assumption of certain liabilities of Incentra, LLC’s reseller business we will retain Incentra’s employee base, customer and advanced technology certifications, or generate anticipated revenues or profits from the acquire business.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company Contacts:

Media & Alliances:		Investors & Analysts:
Suzanne Gallagher		Greg Barnum
SVP of Marketing		Vice President and CFO
Phone:	720-566-5110	Phone: 952-944-3462
Email :	sgallagher@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone:	952-279-4794
Fax:	952-944-7869
e-mail:	einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales:
Products	$30,209	$27,083	$94,788	$113,493
Services	21,597	21,102	83,294	82,104
Total net sales	51,806	48,185	178,082	195,597

Cost of sales:
Cost of products	22,755	20,736	71,303	84,980
Cost of services	15,787	14,893	60,343	57,966
Total cost of sales	38,542	35,629	131,646	142,946
Gross profit	13,264	12,556	46,436	52,651
Operating expenses:
Sales and marketing	5,591	5,729	21,408	23,368
General and administrative	2,881	2,661	11,943	11,902
Engineering	3,031	2,801	11,650	11,590
Integration and transaction costs	1,043	—	1,043	—
Amortization of intangibles	310	178	843	711
	12,856	11,369	46,887	47,571
Earnings (loss) from operations	408	1,187	(451)	5,080
Interest income, net	11	117	94	589
Other expense	1	1	(1)	(37)
Earnings (loss) before income taxes	420	1,305	(358)	5,632
Income tax expense	578	462	197	2,236
Net earnings (loss)	$(158)	$843	$(555)	$3,396

Net earnings (loss) per common share:
Basic	$(0.01)	$0.07	$(0.04)	$0.27
Diluted	$(0.01)	$0.07	$(0.04)	$0.27
Weighted average common shares outstanding:
Basic	12,636	12,385	12,550	12,370
Diluted	12,636	12,416	12,550	12,495

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2009	2008*
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,901	$26,257
Short term investments	2,730	1,473
Accounts receivable, net	45,612	28,366
Inventories	1,669	1,230
Current deferred customer support contract costs	38,050	33,087
Inventories shipped but not installed	8,973	10,235
Current deferred income taxes	—	1,417
Income tax receivable	1,073	14
Other current assets	288	219
Total current assets	111,296	102,298
Property and equipment, net	1,808	2,088
Goodwill	23,701	17,748
Finite life intangibles, net	7,810	2,900
Deferred customer support contract costs non-current	11,186	10,587
Other assets	394	271
Total assets	$156,195	$135,892

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,062	$23,377
Note payable due to seller of acquired business	3,000	—
Accrued commissions	2,860	1,328
Accrued sales and use tax	1,228	403
Accrued expenses, other	3,092	3,451
Current deferred tax liability	814	—
Sublease reserve current	288	311
Customer deposits	3,994	6,073
Current deferred revenue from customer support contracts	48,765	43,620
Other current liabilities	14	—
Total current liabilities	97,117	78,563
Deferred income tax liability	1,357	723
Deferred revenue from customer support contracts non-current	13,850	13,295
Sublease reserve non-current	348	635
Other current liabilities non-current	108	157
Total liabilities	112,780	93,373

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 13,260,788 and 12,930,264 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	13	13
Additional paid-in capital	41,595	40,144
Retained earnings	1,807	2,362
Total stockholders’ equity	43,415	42,519
Total liabilities and stockholders’ equity	$156,195	$135,892

* A reclassification has been made to the 2008 Balance Sheet to conform with the December 31, 2009 presentation.

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net earnings (loss) on a GAAP basis	$(158)	$843	$(555)	$3,396
Adjustments:
Purchase accounting adjustment to Incentra and MCSI deferred revenue, net	82	26	120	155
Total gross margin adjustments	82	26	120	155

Stock based compensation expense included in sales and marketing	75	75	300	292
Stock based compensation expense included in general and administrative	146	98	820	395
Stock based compensation expense included in engineering	75	68	366	272
Integration and transaction costs	1,043	—	1,043	—
Amortization of intangible assets	310	178	843	711
Total operating expense adjustments	1,649	419	3,372	1,670

Income tax expense	271	158	1,135	724

Non-GAAP net earnings	$1,302	$1,130	$1,802	$4,497

Non-GAAP net earnings per share - Basic	$0.10	$0.09	$0.14	$0.36
Non-GAAP net earnings per share - Diluted	$0.10	$0.09	$0.14	$0.36

Shares used in non-GAAP per share calculation - Basic	12,636	12,385	12,550	12,370
Shares used in non-GAAP per share calculation - Diluted	12,731	12,416	12,594	12,495

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008

Cash flows from operating activities:
Net earnings (loss)	$(555)	$3,396
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	459	88
Depreciation	838	966
Amortization of intangibles	843	711
Amortization of discount on short term investments	(15)	(1)
Deferred income taxes	2,866	(182)
Amortization of sublease reserve	(310)	(335)
Stock based compensation expense	1,485	959
Loss on disposal of assets	—	17
Changes in operating assets and liabilities
Accounts receivable	(8,628)	3,775
Inventories	1,098	3,617
Deferred costs/revenues/customer deposits, net	(567)	934
Accounts payable	2,606	(10,014)
Accrued expenses	460	(594)
Other	106	109
Net cash provide by (used in) operating activities	686	3,446

Cash flows from investing activities:
Proceeds from (purchases of) short term investments	(1,257)	1,004
Acquisition of business, net of cash acquired	(12,360)	—
Purchases of property and equipment	(391)	(800)
Net cash provided by (used in) investing activities	(14,008)	204

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercise	174	48
Tax withholding payments reimbursed by restricted stock	(208)	(128)
Net cash used in financing activities	(34)	(80)

Increase (decrease) in cash and cash equivalents	(13,356)	3,570
Cash and cash equivalents, beginning of period	26,257	22,687
Cash and cash equivalents, end of period	$12,901	$26,257

Supplemental cash flow information:
Cash paid for income taxes	$278	$2,727
Cash received for income tax refunds	$1,888	$—